UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 22, 2023

Anywhere Real Estate Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anywhere Real Estate Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Anywhere Real Estate Inc.	Common Stock, par value $0.01 per share	HOUS	New York Stock Exchange
Anywhere Real Estate Group LLC	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
Indenture and 7.000% Second Lien Senior Secured Notes due 2030
On August 24, 2023, Anywhere Real Estate Group LLC (formerly known as Realogy Group LLC), a Delaware limited liability company (the “Issuer”), and Anywhere
Co-Issuer
Corp. (formerly known as Realogy
Co-Issuer
Corp.), a Florida corporation (the
“Co-Issuer”
and together with the Issuer, the “Issuers”), consummated the previously announced offers (each an “Exchange Offer” and together, the “Exchange Offers”) for up to an aggregate of $527,161,000 of the Issuers’ outstanding 5.750% Senior Notes due 2029 (the “Old 2029 Notes”) and 5.250% Senior Notes due 2030 (the “Old 2030 Notes” and together with the Old 2029 Notes, the “Old Notes”). In connection with the consummation of the Exchange Offers and the Significant Noteholder Exchange (as defined below), the Issuer entered into that certain indenture dated August 24, 2023 (the “Indenture”) by and among the Issuers, Anywhere Real Estate Inc., a Delaware corporation and indirect parent of the Issuers (the “Holdings”), Anywhere Intermediate Holdings LLC, a Delaware limited liability company (“Intermediate Holdings”), the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (in such capacity, the “Collateral Agent”), and issued approximately $640 million in aggregate principal amount of new 7.000% Second Lien Senior Secured Notes due 2030 (the “New Notes”) thereunder. The New Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act, to institutional accredited investors in accordance with Regulation D and to persons outside of the United States pursuant to Regulation S under the Securities Act.
The New Notes are secured senior second priority obligations of the Issuers and will mature on April 15, 2030. The New Notes bear interest at a rate of 7.000% per annum. Interest on the New Notes will be payable semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing October 15, 2023.
The following is a brief description of the terms of the New Notes and the Indenture. The description of the Indenture is qualified in its entirety by reference to the full and complete terms of the Indenture which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
As used herein, the term “Existing Notes” refers to the Old Notes and 0.25% Exchangeable Senior Notes due 2026, and the term “Senior Secured Credit Facilities” refers to the credit facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time, and our Term Loan A Agreement dated as of October 23, 2015, as amended from time to time.
Ranking
The New Notes and the guarantees (other than the guarantee provided by Holdings) will be the Issuers’, Intermediate Holdings’ and the Subsidiary Guarantors’ senior secured obligations and will:

•
rank equally in right of payment to any of the Issuers’, Intermediate Holdings’ and the Subsidiary Guarantors’ existing and future debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the New Notes;

•
rank senior in right of payment to the Issuers’, Intermediate Holdings’ and the Subsidiary Guarantors’ future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the New Notes;

•
be effectively junior to all of the Issuers’, Intermediate Holdings’ and the Subsidiary Guarantors’ existing and future debt obligations secured by a senior priority lien, including our first lien obligations under Senior Secured Credit Facilities, to the extent of the value of the assets securing such debt; and

•
be effectively senior to all of the Issuers’, Intermediate Holdings’ and the Subsidiary Guarantors’ existing and future debt secured by liens junior to the liens securing the New Notes and unsecured debt obligations (including the Existing Notes), in each case, to the extent of the value of the assets securing the New Notes (after giving effect to any senior liens on the assets securing the New Notes).

The New Notes will be unconditionally guaranteed on an unsecured senior subordinated basis by Holdings. The guarantee by Holdings will be equal in right of payment to all existing and future senior subordinated indebtedness of Holdings, including its guarantees of the Existing Notes, and will be junior in right of payment to all future senior indebtedness of Holdings.
In addition, the New Notes will be structurally subordinated to all of the existing and future liabilities and obligations (including trade payables, but excluding intercompany liabilities) of each of the Issuer’s non-guarantor
subsidiaries.
Guarantees
The New Notes will be fully and unconditionally guaranteed on an unsecured senior subordinated basis by Holdings, and on a senior secured second priority basis by Intermediate Holdings and each of Holdings’ existing and future U.S. direct or indirect restricted subsidiaries (other than the
Co-Issuer)
that is a guarantor under the Senior Secured Credit Facilities, a guarantor under the Existing Notes or that incurs or guarantees certain other indebtedness in the future, subject to certain exceptions.
Collateral
The New Notes and the guarantees (other than the guarantee of Holdings) will be secured by second-priority liens, subject to certain exceptions and permitted liens, on substantially all of the Issuer’s, Intermediate Holdings’ and the Subsidiary Guarantors’ tangible and intangible assets that secure the Senior Secured Credit Facilities. The New Notes and the guarantees will not be secured by the assets of non-guarantor
subsidiaries and certain excluded properties.
The priority of the liens securing the New Notes will be junior to all senior priority liens, including those securing the Senior Secured Credit Facilities.
Certain indebtedness permitted to be incurred under the Indenture may be secured by liens upon any or all of the collateral securing the New Notes on a senior priority basis or on an equal and ratable basis with the liens securing the New Notes.
Optional Redemption
On or after April 15, 2025, the Issuers may redeem the New Notes at their option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address (or electronically transmitted) or otherwise delivered in accordance with the procedures of DTC, at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the
12-month
period commencing on April 15 of the years set forth in the table below:

Year	Percentage
2025	102.625%
2026	101.313%
2027 and thereafter	100.000%
In addition, prior to April 15, 2025, the Issuers may redeem the New Notes at their option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address (or electronically transmitted) or otherwise delivered in accordance with the procedures of DTC, at a redemption price, calculated by the Issuer, equal to 100% of the principal amount of the New Notes to be redeemed plus the applicable premium as of, and accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to April 15, 2025, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the New Notes (calculated after giving effect to any issuance of additional New Notes) with the net cash proceeds of one or more equity offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase capital stock (other than “Disqualified Stock” as defined in the Indenture) of the Issuer from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 105.250%, plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date);
provided
,
however
, that at least 50% of the original aggregate principal amount of the New Notes (calculated after giving effect to any issuance of additional New Notes) remains outstanding after each such redemption;
provided
,
further
, that such redemption shall occur within 120 days after the date on which any such equity offering is consummated upon not
less than 15 nor more than 60 days’ notice mailed (or electronically transmitted) to each holder of New Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.
Any redemption notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including completion of an equity offering or other corporate transaction.
Change of Control
Upon the occurrence of a Change of Control, as defined in the Indenture, the Issuers must offer to repurchase the New Notes at 101% of the applicable principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
Covenants
The Indenture contains various covenants that limit the Issuers and their restricted subsidiaries’ ability to take certain actions, which covenants are subject to a number of important exceptions and qualification. In addition, for so long as the New Notes have an investment grade rating from both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and no default has occurred and is continuing under the Indenture, the Issuer and its restricted subsidiaries will not be subject to certain of such covenants. These covenants include limitations on the Issuer’s and its restricted subsidiaries’ ability to (a) incur or guarantee additional indebtedness, or issue disqualified stock or preferred stock, (b) pay dividends or make distributions to stockholders, (c) repurchase or redeem capital stock, (d) make investments or acquisitions, (e) incur restrictions on the ability of certain of the Issuer’s subsidiaries to pay dividends or to make other payments to us, (f) enter into transactions with affiliates, (g) merge or consolidate with other companies or transfer all or substantially all of the Issuer’s assets, (h) transfer or sell assets, including capital stock of subsidiaries and (i) prepay, redeem or repurchase debt that is subordinated in right of payment to the New Notes.
Events of Default
The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the New Notes to become or to be declared due and payable.
New Intercreditor Agreement
On August 24, 2023, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under both of the Issuer’s Senior Secured Credit Facilities, the Collateral Agent, the Issuers, Intermediate Holdings and the Subsidiary Guarantors entered into an intercreditor agreement (the “New Intercreditor Agreement”).
The New Intercreditor Agreement governs and defines the relative rights and priorities of the secured parties in respect of and amongst: (1) the liens in the Issuer’s, Intermediate Holdings’ and the Subsidiary Guarantors’ assets securing the first lien obligations under the Senior Secured Credit Facilities; (2) the liens in the Issuer’s, Intermediate Holdings’ and the Subsidiary Guarantors’ assets securing the second lien obligations under the Indenture; and (3) any future first and second lien indebtedness, and certain other matters relating to the administration of such liens. The New Intercreditor Agreement provides that the liens securing the second lien obligations will be junior and subordinate to the liens securing the first lien obligations.
Pursuant to the New Intercreditor Agreement, the agent representing the holders of the first lien obligations under the Senior Secured Credit Facilities, acting at the direction of the holders of the first lien obligations under the Senior Secured Credit Facilities, generally controls all matters related to the common collateral, including the ability to cause the commencement of enforcement proceedings against such common collateral.
The description of the New Intercreditor Agreement is qualified in its entirety by reference to the full and complete terms of the New Intercreditor Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Collateral Agreement
On August 24, 2023, the Issuers, Intermediate Holdings, the Subsidiary Guarantors and the Collateral Agent entered into a Collateral Agreement relating to the New Notes (the “Collateral Agreement”). Pursuant to the Collateral Agreement, the Notes will be secured by a lien on a second priority basis on substantially all of the assets of the Issuer, Intermediate Holdings and the Subsidiary Guarantors (with certain exceptions).
The description of the Collateral Agreement is qualified in its entirety by reference to the full and complete terms of the Collateral Agreement which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 8.01.	Other Events.
On August 22, 2023, Anywhere Real Estate Inc. announced the expiration and final results of the Exchange Offers.
As of 5:00 p.m., New York City time, on August 22, 2023 (the “Expiration Date”), the Issuers received from eligible holders valid and unwithdrawn tenders, as reported by D.F. King & Co., the information and exchange agent, representing 29.16% of the aggregate principal amount of Old Notes outstanding, as follows: (i) $255,040,000 with respect to the Old 2029 Notes, representing 28.34% of the aggregate principal amount thereof outstanding, and (ii) $299,016,000 with respect to the Old 2030 Notes, representing 29.90% of the aggregate principal amount thereof outstanding.
The Issuers accepted Old Notes on a prorated basis at an aggregated rate of 95.18413590%, which represented $242,660,000 in aggregate principal amount of Old 2029 Notes and $284,501,000 in aggregate principal amount of Old 2030 Notes. Old Notes that were validly tendered (and not validly withdrawn) in amounts that would result in the issuance of less than $2,000 principal amount of New Notes were not accepted. If proration would have caused the Issuers to return less than the minimum denomination of $2,000 principal amount of Old Notes to the tendering holder, then all of the tendered amount was accepted.

Together with the previously announced exchange (the “
Significant Noteholder Exchange
”) of $272,838,000 in aggregate principal amount of Old Notes (consisting of (i) $55,125,000 in aggregate principal amount of the Old 2029 Notes and (ii) $217,713,000 in aggregate principal amount of the Old 2030 Notes) for a total of $218,270,400 in aggregate principal amount of New Notes with funds managed by Angelo, Gordon & Co. L.P., a Delaware limited partnership (the “
Significant Noteholder
”), the Issuers exchanged in total approximately $800 million in aggregate principal amount of Old Notes for approximately $640 million in aggregate principal amount of New Notes.
Following the consummation of the Exchange Offers and the Significant Noteholder Exchange, there remains outstanding (i) $602,215,000 in aggregate principal amount of the Old 2029 Notes and (ii) $497,786,000 in aggregate principal amount of the Old 2030 Notes.
A copy of the press release announcing the early tender results of the Exchange Offers is attached as Exhibit 99.1 to this Current Report on
Form 8-K
and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 24, 2023, by and among the Anywhere Real Estate Group LLC, Anywhere Co-Issuer Corp., Anywhere Real Estate Inc., Anywhere Intermediate Holdings LLC, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent

4.2	Form of 7.000% Second Lien Senior Secured Notes due 2030 (included as Exhibit A to Exhibit 4.1 hereto)

10.1	First Lien/Second Lien Intercreditor Agreement, dated as of August 24, 2023, by and among the Issuer and each of the other loan parties from time to time party thereto, JPMorgan Chase Bank, N.A., as the Initial First Lien Priority Representative, the Collateral Agent, as the Initial Second Lien Priority Representative, and each additional additional First Lien Priority Representative and additional Second Lien Priority Representative from time to time party thereto

10.2	Collateral Agreement, dated as of August 24, 2023, among the Issuers, Intermediate Holdings and the Subsidiary Guarantors, as Grantors, and The Bank of New York Mellon Trust Company, N.A., as the Collateral Agent

99.1	Press Release Announcing the Expiration and Final Results of the Exchange Offers, dated as of August 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of August 24, 2023, by and among the Anywhere Real Estate Group LLC, Anywhere Co-Issuer Corp., Anywhere Real Estate Inc., Anywhere Intermediate Holdings LLC, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent

4.2	Form of 7.000% Second Lien Senior Secured Notes due 2030 (included as Exhibit A to Exhibit 4.1 hereto)

10.1	First Lien/Second Lien Intercreditor Agreement, dated as of August 24, 2023, by and among the Issuer and each of the other loan parties from time to time party thereto, JPMorgan Chase Bank, N.A., as the Initial First Lien Priority Representative, the Collateral Agent, as the Initial Second Lien Priority Representative, and each additional additional First Lien Priority Representative and additional Second Lien Priority Representative from time to time party thereto

10.2	Collateral Agreement, dated as of August 24, 2023, among the Issuers, Intermediate Holdings and the Subsidiary Guarantors, as Grantors, and The Bank of New York Mellon Trust Company, N.A., as the Collateral Agent

99.1	Press Release Announcing the Expiration and Final Results of the Exchange Offers, dated as of August 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYWHERE REAL ESTATE INC.

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: August 2
5
, 2023
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYWHERE REAL ESTATE GROUP LLC

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: August 2
5
, 2023